 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 13, 2005

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September December 13, 2005, TOR Minerals International, Inc. (the “Company”) amended and restated its current loan agreement with Bank of America (the “Bank”).  Under the terms of the amendment, the Bank revised the maturity date on Company’s Line of Credit from October 1, 2006, to October 1, 2007.  In addition, the Company entered into a new term loan in the amount of $1,029,000 which is secured by the Company’s real estate and leasehold improvements.  The principal amount of this loan shall be due and payable in 60 successive monthly installments of $12,250 each, commencing on December 30, 2005 and continuing on the 30th day of each successive month thereafter, and one final installment of the balance remaining of November 30, 2010.  Interest, which is a rate equal to the Bank’s Prime Rate (currently 7.25%), shall be due and payable monthly with the first payment to be made on December 30, 2005 and continuing on the 30th day of each successive month thereafter.  The proceeds of the loan will be used for working capital.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company’s new/amended loan agreement with Bank of America.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transactions. Not applicable.
(d)	Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description
10.1	Real Estate Term Loan
10.2	First Amendment to Second Amended and Restated Loan Agreement
10.3	Assignment of Leases and Rents (Deed of Trust)
10.4	Assignment of Leases and Rents (Leasehold Deed of Trust)
10.5	Deed of Trust
10.6	Leasehold Deed of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: December 16, 2005	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Real Estate Term Loan
10.2	First Amendment to Second Amended and Restated Loan Agreement
10.3	Assignment of Leases and Rents (Deed of Trust)
10.4	Assignment of Leases and Rents (Leasehold Deed of Trust)
10.5	Deed of Trust
10.6	Leasehold Deed of Trust